SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 29, 2007 (November 28, 2007)

REGENERON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

000-19034 (Commission File No.)	13-3444607 (IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)
(914) 347-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry Into a Material Definitive Agreement.
     Collaboration Agreements
     On November 28, 2007, Regeneron Pharmaceuticals, Inc. (the “Company”) entered into a global, strategic collaboration with various affiliates of sanofi-aventis, a company organized under the laws of France (sanofi-aventis and its affiliates are referred to herein as “Sanofi”), to discover, develop and commercialize fully-human therapeutic antibodies (the “Collaboration”). The Collaboration is governed by a Discovery and Preclinical Development Agreement, dated November 28, 2007 (the “Discovery Agreement”), by and between Aventis Pharmaceuticals Inc. and the Company, and a License and Collaboration Agreement, dated November 28, 2007, by and among Aventis Pharmaceuticals Inc., sanofi-aventis Amérique du Nord and the Company (the “License and Collaboration Agreement” and, together with the Discovery Agreement, the “Collaboration Agreements”).
     The Discovery Agreement provides for an $85 million upfront payment to the Company and up to $475 million of funding for identifying and validating potential drug discovery targets and developing fully-human therapeutic antibodies against such targets (the “Discovery Program”) over the next five years. Sanofi also has an option to extend the Discovery Program for up to an additional three years for further antibody development and preclinical activities. The Company will lead the design and conduct of research activities, including target identification and validation, antibody development, research and preclinical activities through filing of an Investigational New Drug Application, toxicology studies and manufacture of preclinical and clinical supplies.
     For each drug candidate identified, Sanofi will have the option to license rights to the candidate under the License and Collaboration Agreement. If it elects to do so, it will co-develop the drug candidate with the Company through product approval. Development costs will be shared between Sanofi and the Company, with Sanofi funding drug candidate development costs up front and the Company reimbursing half of the total development costs for all Collaboration products from its share of future profits to the extent they are sufficient for this purpose. If Sanofi does not exercise its option to license rights to a particular drug candidate under the License and Collaboration Agreement, the Company will retain the exclusive right to develop and commercialize such drug candidate, and Sanofi will receive a royalty on sales.
     Sanofi will lead commercialization activities for products developed under the License and Collaboration Agreement, subject to the Company’s right to co-promote such products. The parties will equally share profits from sales within the United States and will share profits outside the United States on a sliding scale based on sales starting at 65% (Sanofi)/35% (Company) and ending at 55% (Sanofi)/45% (Company). The parties have also agreed to share losses associated with commercialization. In addition to profit sharing, the Company is entitled to receive up to $250 million in sales milestone payments, with milestone payments commencing after aggregate annual sales outside the United States exceed $1 billion on a rolling twelve month basis.
     With respect to each antibody product which enters development under the License and Collaboration Agreement, Sanofi or the Company may, by giving twelve months notice, opt-out of further development and/or commercialization of the product, in which event the other party retains exclusive rights to continue the development and/or commercialization of the product. Each of the Discovery Agreement and the License and Collaboration Agreement contains other termination provisions, including for material breach by the other party and, in the case of the Discovery Agreement, a termination right for Sanofi under certain circumstances, including if certain minimal criteria for the Discovery Program are not achieved.
     Equity Placement
     The Company has agreed to sell to Sanofi 12,000,000 shares of its Common Stock, par value $0.001 per share (the “Common Stock”), at an aggregate cash price of $312 million, or $26.00 per share of Common Stock, pursuant to the terms of a Stock Purchase Agreement, dated November 28, 2007, by and among sanofi-aventis Amérique du Nord, sanofi-aventis US LLC and the Company (the “Transaction”). This sale does not involve any public offering and is therefore exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Based on 63,932,731 shares of Common Stock outstanding as of November 28, 2007, the Transaction will increase Sanofi’s beneficial ownership of Common Stock from approximately 4% to approximately 19%. Subject to the expiration or earlier termination of the Hart-Scott-Rodino waiting period and other customary closing conditions, the Transaction is expected to close near the end of 2007.
     As a condition to the closing of the Transaction, Sanofi will enter into an Investor Agreement with the Company. Under the Investor Agreement, Sanofi will have three demand rights to require the Company to conduct a registered underwritten public offering with respect to shares of the Company’s Common Stock beneficially owned by Sanofi immediately after the closing of the Transaction. Until the later of the fifth anniversaries of the expiration or earlier termination of the License and Collaboration Agreement and the Company’s existing collaboration agreement with Aventis Pharmaceuticals Inc. for the development and commercialization of the VEGF Trap, Sanofi will be bound by certain “standstill” provisions which modify the standstill agreement to which Sanofi is currently subject. These new provisions include an agreement not to acquire more than a specified limit of the outstanding shares of Common Stock and Class A Stock, par value $0.001 per share, of the Company (“Class A Stock”). The limit will initially be 25% and will increase to 30% after the fourth anniversary of the closing of the Transaction. Sanofi has also agreed not to dispose of any shares of Common Stock beneficially owned by it immediately after the closing of the Transaction until the fifth anniversary of the closing of the Transaction, subject to certain limited exceptions. Following such fifth anniversary, Sanofi will be permitted to sell such shares of Common Stock (i) in a registered underwritten public offering, subject to the underwriter’s broad distribution of securities sold, (ii) pursuant to Rule 144 under the Securities Act and transactions exempt from registration under the Securities Act, subject to a volume limitation of one million shares of Common Stock every three months and a prohibition on selling to beneficial owners, or persons that would become beneficial owners as a result of such sale, of 5% or more of the outstanding shares of Common Stock and (iii) into an issuer tender offer, or a tender offer by a third party that is recommended or not opposed by the Company’s Board of Directors. Sanofi has agreed to vote, and cause its affiliates to vote, all shares of Regeneron’s voting securities they are entitled to vote, at Sanofi’s election, either as recommended by Regeneron’s Board of Directors or proportionally with the votes cast by other Regeneron shareholders, except with respect to certain change of control transactions, liquidation or dissolution, stock issuances equal to or exceeding 10% of the then outstanding shares or voting rights of Common Stock and Class A Stock, and new equity compensation plans or amendments if not materially consistent with Regeneron’s historical equity compensation practices. The rights and restrictions under the Investor Agreement are subject to termination upon the occurrence of certain events.

     The press release issued by the Company, dated November 29, 2007, contains further information concerning the Collaboration and the Transaction. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth under the heading “Equity Placement” in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Document

99.1	Press Release issued by the Company, dated November 29, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.
Date: November 29, 2007	By:	/s/ Stuart Kolinski
		Name:	Stuart Kolinski
		Title:	Senior Vice President and General Counsel

Exhibit Index

Number	Description
99.1	Press Release issued by the Company, dated November 29, 2007